Exhibit 99.1

Contact:	Mary Skafidas Investor and Public Relations (212) 521-2788

       NEWS RELEASE

LOEWS CORPORATION REPORTS NET INCOME OF

$293 MILLION FOR THE FIRST QUARTER OF 2018

NEW YORK, April 30, 2018—Loews Corporation (NYSE:L) today reported net income of $293 million, or $0.89 per share, for the three months ended March 31, 2018, compared to $295 million, or $0.87 per share, in the prior year period.

Net income for the three months ended March 31, 2018 decreased slightly as compared with the prior year period as lower earnings at Diamond Offshore Drilling, Inc. and Boardwalk Pipeline Partners, LP and lower parent company net investment income were mostly offset by higher earnings at CNA Financial Corporation and Loews Hotels & Co. The increased earnings per share reflects share repurchase activity in 2017 and 2018.

Book value per share decreased to $57.48 at March 31, 2018 from $57.83 at December 31, 2017. Book value per share excluding accumulated other comprehensive income (AOCI) increased to $58.78 at March 31, 2018 from $57.91 at December 31, 2017.

CONSOLIDATED HIGHLIGHTS

	Three Months Ended March 31,
(In millions, except per share data)	2018	2017
Income before net investment gains	$286	$275
Net investment gains	7	20

Net income attributable to Loews Corporation	$293	$295

Net income per share	$0.89	$0.87

	March 31, 2018	December 31, 2017
Book value per share	$57.48	$57.83
Book value per share excluding AOCI	58.78	57.91

CNA’s earnings increased mainly due to improved P&C underwriting results and a reduction in the corporate tax rate due to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”). These improvements were partially offset by the decline in limited partnership investment results, higher adverse reserve development under the 2010 asbestos and environmental pollution loss portfolio transfer, and lower realized investment results.

Diamond Offshore’s results declined due to continuing depressed market conditions, partially offset by lower depreciation expense resulting mainly from asset impairment charges taken in prior years. In 2018, net earnings benefited from a favorable adjustment to an uncertain tax position recorded at year-end 2017 related to the Tax Act.

Boardwalk Pipeline’s earnings declined due to the revenue impact stemming from the restructuring of a firm transportation contract in 2017 as well as lower storage and parking and lending revenues. At the Loews level, these decreases were offset by a lower corporate tax rate as a result of the Tax Act.

Loews Hotels & Co’s earnings increased due to improved operating performance at joint venture properties. Earnings also benefited from improved results at several owned hotels, primarily the Loews Miami Beach Hotel, and a lower corporate tax rate as a result of the Tax Act. Results in 2017 included a $10 million net pretax gain on the sale of a joint venture property and the impairment of an investment in another joint venture property.

Income generated by the parent company investment portfolio decreased primarily due to lower performance from equity securities, partially offset by a lower corporate tax rate as a result of the Tax Act.

Corporate and other results improved before income tax in 2018 due mainly to income generated by Consolidated Container Company and the absence of transaction-related expenses incurred in 2017 related to the acquisition of Consolidated Container. The lowering of the corporate tax rate resulted in a slight deterioration in Corporate and other after-tax results in 2018.

SHARE REPURCHASES

At March 31, 2018, there were 322.4 million shares of Loews common stock outstanding. For the three months ended March 31, 2018, the Company repurchased 9.9 million shares of its common stock at an aggregate cost of $497 million. From April 1, 2018 to April 27, 2018, the Company repurchased an additional 4.0 million shares of its common stock at an aggregate cost of $207 million. Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

CONFERENCE CALLS

A conference call to discuss the first quarter results of Loews Corporation has been scheduled for today at 11:00 a.m. ET. A live webcast will be available at www.loews.com. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 9592446. An online replay will also be available on the Loews Corporation’s website following the call.

A conference call to discuss the first quarter results of CNA has been scheduled for today at 10:00 a.m. ET. A live webcast will be available at http://investor.cna.com. Those interested in participating in the question and answer session should dial (888) 572-7025, or for international callers, (719) 325-2420.

A conference call to discuss the first quarter results of Boardwalk Pipeline has been scheduled for today at 9:30 a.m. ET. A live webcast will be available at www.bwpmlp.com. Those interested in participating in the question and answer session should dial (855) 793-3255 or for international callers, (631) 485-4925. The conference ID number is 4269513.

A conference call to discuss the first quarter results of Diamond Offshore has been scheduled for today at 8:30 a.m. ET. A live webcast will be available at www.diamondoffshore.com. Those interested in participating in the question and answer session should dial (844) 492-6043, or for international callers, (478) 219-0839. The conference ID number is 3058315.

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ABOUT LOEWS CORPORATION

Loews Corporation is a diversified company with three publicly-traded subsidiaries – CNA Financial Corporation (NYSE: CNA), Diamond Offshore Drilling, Inc. (NYSE: DO) and Boardwalk Pipeline Partners, LP (NYSE: BWP) – and two non-public operating subsidiaries – Loews Hotels & Co and Consolidated Container Company LLC. For more information, please visit www.loews.com.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries

Selected Financial Information

	Three Months Ended March 31,
(In millions)	2018	2017
Revenues:
CNA Financial (a) (b)	$2,535	$2,329
Diamond Offshore	299	377
Boardwalk Pipeline	337	368
Loews Hotels & Co	183	167
Investment income and other (c)	227	59

Total	$3,581	$3,300

Income (Loss) Before Income Tax:
CNA Financial (a) (d)	$347	$345
Diamond Offshore	(25)	25
Boardwalk Pipeline	95	118
Loews Hotels & Co	20	19
Investment income, net	14	59
Corporate and other (c)	(46)	(56)

Total	$405	$510

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (d)	$261	$234
Diamond Offshore (e)	10	12
Boardwalk Pipeline	36	37
Loews Hotels & Co	13	10
Investment income, net	11	38
Corporate and other (c)	(38)	(36)

Net income attributable to Loews Corporation	$293	$295

(a)	Includes realized investment gains of $9 million ($7 million after tax and noncontrolling interests) and $34 million ($20 million after tax and noncontrolling interests) for the three months ended March 31, 2018 and 2017.
(b)	Includes an increase of $137 million for the three months ended March 31, 2018 due to the implementation of a new accounting standard for revenue recognition (Accounting Standard Update 2014-09) on January 1, 2018. The new standard increases revenues and expenses to reflect the gross amounts paid by consumers for CNA’s non-insurance warranty products.
(c)	Includes the financial results of Consolidated Container Company for the three months ended March 31, 2018 subsequent to its acquisition on May 22, 2017, corporate interest expense and other unallocated corporate expenses.
(d)	Includes charges of $40 million ($28 million after tax and noncontrolling interests) and $20 million ($12 million after tax and noncontrolling interests) for the three months ended March 31, 2018 and 2017 related to the 2010 retroactive reinsurance agreement to cede CNA’s legacy asbestos and environmental pollution liabilities.
(e)	Includes a $43 million ($23 million after noncontrolling interests) favorable adjustment to an uncertain tax position recorded by Diamond Offshore at year-end 2017 related to the Tax Act for the three months ended March 31, 2018.

Loews Corporation and Subsidiaries

Consolidated Financial Review

	Three Months Ended March 31,
(In millions, except per share data)	2018	2017
Revenues:
Insurance premiums	$1,785	$1,645
Net investment income	506	604
Investment gains	9	34
Operating revenues and other (a) (b)	1,281	1,017

Total	3,581	3,300

Expenses:
Insurance claims & policyholders’ benefits (c)	1,339	1,293
Operating expenses and other (a) (b)	1,837	1,497

Total	3,176	2,790

Income before income tax	405	510
Income tax expense (d)	(25)	(119)

Net income	380	391
Amounts attributable to noncontrolling interests	(87)	(96)

Net income attributable to Loews Corporation	$293	$295

Net income per share attributable to Loews Corporation	$0.89	$0.87

Weighted average number of shares	328.72	337.68

(a)	Includes the financial results of Consolidated Container Company for the three months ended March 31, 2018 subsequent to its acquisition on May 22, 2017.
(b)	Includes an increase of $137 million for the three months ended March 31, 2018 due to the implementation of a new accounting standard for revenue recognition (Accounting Standard Update 2014-09) on January 1, 2018. The new standard increases revenues and expenses to reflect the gross amounts paid by consumers for CNA’s non-insurance warranty products.
(c)	Includes charges of $40 million ($28 million after tax and noncontrolling interests) and $20 million ($12 million after tax and noncontrolling interests) for the three months ended March 31, 2018 and 2017 related to the 2010 retroactive reinsurance agreement to cede CNA’s legacy asbestos and environmental pollution liabilities.
(d)	Includes a $43 million ($23 million after noncontrolling interests) favorable adjustment to an uncertain tax position recorded by Diamond Offshore at year-end 2017 related to the Tax Act for the three months ended March 31, 2018.